March 21, 2013

Audit – Tax – Advisory

Grant Thornton LLP
201 S. College Street Suite 2500 Charlotte, NC 28244
U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	T 704.632.3500 F 704.334.7701 www.GrantThornton.com

Re:    StellarOne Corporation
File No. 000-22283

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of StellarOne Corporation dated March 21, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP